UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

January 30, 2014
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2014, Tandy Brands Accessories, Inc. (Nasdaq:TBAC) (the “Company”) received notice from the Nasdaq Listing Qualifications Department that the Company’s securities will be delisted from the Nasdaq Stock Market because the Company would not be seeking the appointment of an additional independent director on its Board of Directors as required under Listing Rule 5605.

 In addition, in a Form 8-K filed on January 30, 2014, the Company announced certain defaults under its senior secured credit agreement (the “Credit Agreement”), and that its senior secured lender had determined to begin dispositive sales of certain assets being used as collateral under the Credit Agreement and the related security agreements (the “Transactions”).  Following the Transactions, the Company will likely cease business operations, and may seek to liquidate any remaining assets pursuant to the provisions of applicable law or the U.S. Bankruptcy Code.  The Nasdaq Listing Qualifications Department also notified the Company that these events also serve as a basis for delisting the Company’s securities under Listing Rule 5101 and IM- 5101.

The Company does not intend to appeal these determinations and anticipates the trading of the Company’s common stock will be suspended from the Nasdaq Stock Market at the opening of business on February 10, 2014.  The Company’s stockholders are cautioned that trading in the Company’s securities during the pendency of the Transactions and following the consummation of the Transactions will be highly speculative and will pose substantial risks.  Trading prices for the Company’s securities may bear little or no relationship to any recovery by our stockholders following the conclusion of the Transactions and the Company will likely not be able to distribute any amounts to the Company’s stockholders.  The Company’s common stock likely has no value at this time.

The matters set forth in this Form 8-K include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company has based these forward-looking statements on its current expectations about future events, estimates and projections. Forward-looking statements are not guarantees of future performance.  Actual results and events may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, the Company’s ability to successfully satisfy the conditions under the consent to the lenders’ Article 9 process, the ability of the Transactions to fully satisfy the amounts outstanding under the credit agreement, whether any assets will remain to satisfy unsecured creditors following the Transactions, potential legal action by interested parties, the potential for voluntary or involuntary bankruptcy proceedings to be filed and other similar risks and uncertainties. The forward-looking statements included in this filing are made only as of the date hereof.  Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this filing, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of January 30, 2014, as a result of the Transactions described in the Company’s Form 8-K filed on January 30, 2014, Mr. Roger Hemminghaus’ position as Chief Executive Officer of the Company was eliminated.  Mr. Hemminghaus continues to serve as the Chairman of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: February 3, 2014	By:	/s/ Timothy D. Boates
Timothy D. Boates Interim Chief Financial Officer and Chief Restructuring Officer